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                                                    (Exhibit 23.5 to S-4)



                   CONSENT OF AUSTIN FINANCIAL SERVICES, INC.


     We consent to the use of our opinion dated November 26, 1997 and included as Annex B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Premier Financial Bancorp, Inc. into Ohio River Bank, Ironton, Ohio, and to the reference to our firm name under the captions "Summary - Opinion of Financial Advisor to Ohio River Bank" and "The Merger - Opinion of Financial Advisor to Ohio River Bank" in such Proxy Statement/Prospectus. In giving such consent we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder.



                                   AUSTIN FINANCIAL SERVICES, INC.

                                   /s/ Dr. Douglas V. Austin
                                   _________________________
                                   Dr. Douglas V. Austin, President
                                     & Chief Executive Officer


January 23, 1998
Toledo, Ohio